                                                                     Exhibit 4.5
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                             CERTIFICATE OF TRUST
                                      OF
                             WEC CAPITAL TRUST II

          This Certificate of Trust of WEC Capital Trust II (the "Trust"), dated
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February 25, 1999, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).
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          1.  Name.  The name of the business trust being formed hereby is WEC
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Capital Trust II.

          2.  Delaware Trustee.  The name and business address of the trustee of
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the Trust with a principal place of business in the State of Delaware are as follows:

          First Chicago Delaware Inc.
          300 King Street
          Wilmington, Delaware 19801

          3.  Effective Date.  This Certificate of Trust shall be effective
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immediately upon its filing with the Secretary of State of the State of Delaware.

          In Witness Whereof, the undersigned, being all of the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                              THE FIRST NATIONAL BANK OF CHICAGO,
                               as Property Trustee


                              By:  /s/ Sandra L. Caruba
                                   ----------------------------------------
                                 Name:  Sandra L. Caruba
                                 Title:    Vice President


                              FIRST CHICAGO DELAWARE INC.,
                               as Delaware Trustee


                              By:  /s/ Sandra L. Caruba
                                   ----------------------------------------
                                 Name:  Sandra L. Caruba
                                 Title:    Vice President



                              /s/ Calvin H. Baker
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                              Calvin H. Baker, as Administrative Trustee



                              /s/ Thomas H. Fehring
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                              Thomas H. Fehring, as Administrative Trustee